UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  March 6, 2013

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	1-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

Settlement Agreement with Starboard

On March 6, 2013, Wausau Paper Corp. (the “Company”) and Starboard Value LP, along with certain of its affiliates (collectively, “Starboard”) entered into an agreement by which the Company agreed to expand its Board of Directors to nine members and to include John S. Kvocka and George P. Murphy on the Company’s slate of director nominees for its upcoming annual meeting of shareholders.  Messrs. Kvocka and Murphy will join G. Watts Humphrey, Jr. and Londa J. Dewey as the Company’s four nominees to its Board of Directors, and these nominees will be proposed to the Company’s shareholders for approval at the Company’s annual meeting, which will be held on April 18, 2013 (the “2013 Annual Meeting”).  Further information about each of the Company’s director nominees will be found in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission prior to the 2013 Annual Meeting.

Under the terms of the agreement, Starboard and its affiliates agreed to vote all of their shares in support of each of the Company’s director nominees at the 2013 Annual Meeting and to refrain from calling a special meeting of Company shareholders, a prohibition that will expire prior to the expiration of the time period for director nominations in connection with the Company’s 2014 annual shareholder meeting.

In addition to the standstill provisions relating to special shareholder meetings, the Company and Starboard agreed that the Company’s Rights Agreement, originally entered into as of October 21, 1998, would be amended to provide that neither Starboard nor any of its affiliates would be deemed to be an Acquiring Person (as defined in the Rights Agreement) so long as they did not own more than 17% of the outstanding shares of the Company’s common stock.  Starboard also agreed, however, that, until March 6, 2018, Starboard will not vote or cause to be voted any shares of Company common stock representing more than 14.9% of the total shares Company common stock outstanding.

The Company also agreed that, until the 2013 Annual Meeting, Messrs. Kovcka and Murphy would attend meetings of the Company’s Board of Directors in a “board observer” capacity, subject to certain limitations.

The foregoing summary of the agreement with Starboard is qualified in its entirety by the full terms and conditions of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Starboard and its affiliates collectively own approximately 14.8% of the Company’s outstanding common stock.

Amendment to Rights Agreement

Effective March 6, 2013, the Board of Directors of the Company adopted an amendment to the Rights Agreement, dated as of October 21, 1998, between the Company and Continental Stock Transfer & Trust Company, as successor to Harris Trust and Savings Bank, as amended (the “Rights Agreement”), to clarify that neither Starboard Value and Opportunity Master Fund LTD (“Starboard”) nor certain Starboard affiliates will be deemed to be an Acquiring Person (as defined in the Rights Agreement) so long as none of Starboard or any of the Starboard affiliates beneficially owns more than the greater of 17% of the outstanding shares of the Company’s common stock or 8,390,971 shares of the Company’s common stock, in each case in the aggregate.  There were no other changes to the Rights Agreement.

The foregoing summary of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 4.1 hereto, the full text of the unamended Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Form 8-A as filed with the Securities and Exchange Commission (the “SEC”) on October 29, 1998; the full text of the First Amendment to the Rights Agreement dated as of August 22, 2000, which was filed as Exhibit 4.1(a) to the Company’s Form 8-A/A as filed with the SEC on December 19, 2000; and the full text of the Second Amendment to the Rights Agreement dated as of October 17, 2008, which was filed as Exhibit 4.1(b) to the Company’s Form 8-A/A as filed with the SEC on March 12, 2013; each of which is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.03

Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the amendment to the Company’s Rights Agreement is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 4.1

Amendment, dated as of March 5, 2013, between Wausau Paper Corp. and Continental Stock Transfer & Trust Company (the “Rights Agent”), as successor to Harris Trust and Savings Bank, to that certain agreement dated as of October 21, 1998 between the Company and the Rights Agent

Exhibit 10.1

Agreement among Wausau Paper Corp., Starboard Value LP (“Starboard”) and certain Starboard affiliates dated as of March 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  March 12, 2013

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated March 6, 2013

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 4.1

Amendment, dated as of March 5, 2013, between Wausau Paper Corp. and Continental Stock Transfer & Trust Company (the “Rights Agent”), as successor to Harris Trust and Savings Bank, to that certain agreement dated as of October 21, 1998 between the Company and the Rights Agent

Exhibit 10.1

Agreement among Wausau Paper Corp., Starboard Value LP (“Starboard”) and certain Starboard affiliates dated as of March 6, 2013